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                                                                    EXHIBIT 11.1


                            COMPUTRON SOFTWARE, INC.
       Shares Used in Calculation of Pro forma net loss per common share
                                 (in thousands)



                                                                               Year ended
                                                                            December 31, 1995
                                                                            -----------------
Weighted average Class A Common Stock outstanding during the period,
   assuming conversion to Common Stock .................................             441
Weighted average Class B Common Stock outstanding during the period,
   assuming conversion to Common Stock .................................          11,850
Weighted average Series A Convertible Preferred Stock outstanding during
   the period, assuming conversion to Common Stock .....................           3,260
Weighted average Series B Convertible Preferred Stock outstanding during
   the period, assuming conversion to Common Stock .....................           2,277
Weighted average shares of Common Stock outstanding during the year ....             981
                                                                                ========
                                                                                  18,809
                                                                                ========


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